Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (together with Exhibit A attached hereto, this “Amendment”), dated as of June 21, 2023, by and among (i) BENTLEY SYSTEMS, INCORPORATED (the “Borrower”), (ii) BENTLEY SOFTWARE, INC., BENTLEY SYSTEMS INTERNATIONAL HOLDINGS, INC., COHESIVE SOLUTIONS, LLC, ONTRACKS ENTERPRISES, INC., SENSEMETRICS, LLC (formally known as SENSEMETRIC, INC.), SPIDAWEB LLC and IMAGO INC. (collectively, the “Subsidiary Loan Parties”; together with the Borrower, collectively, the “Loan Parties”), (iii) the Lenders party hereto and (iv) PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended Credit Agreement referred to below. In addition, capitalized terms used in Exhibit A hereto that are also used in the Existing Credit Agreement shall supplement (but not replace) the defined terms in the Existing Credit Agreement with respect to Affected Loans (as defined below), unless otherwise stated therein.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to an Amended and Restated Credit Agreement, dated as of December 19, 2017 (as heretofore amended, supplemented, or otherwise modified, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended, supplemented or otherwise modified by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Agreement” or the “Amended Credit Agreement”);

WHEREAS, certain loans, advances and/or other extensions of credit denominated in U.S. Dollars under the Existing Credit Agreement bear interest or are permitted to bear interest, and have fees, commissions or other amounts based on the London Interbank Offered Rate administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms and conditions of the Existing Credit Agreement (the “Affected Loans”); and

WHEREAS, the Loan Parties, the Lenders and the Administrative Agent have determined that Affected Loans made, continued or converted under the Existing Credit Agreement on or after June 23, 2023 (the “Effective Date”) that would otherwise bear interest and accrue fees and commissions with reference to LIBOR, shall bear interest and accrue fees and commissions with reference to a successor rate for all purposes under the Existing Credit Agreement and under any other agreement, instrument, certificate or document (other than any derivative, swap agreement, hedge agreement or ISDA confirm or other analogous or similar document executed in connection with any interest rate hedging or swap transactions) executed and delivered in connection with the Existing Credit Agreement, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Amendments to Existing Credit Agreement.

(a)             Effective as of the Effective Date, the Existing Credit Agreement shall be amended as set forth on Exhibit A attached hereto. Notwithstanding any provision of the Existing Credit Agreement or any other Loan Document to the contrary, the terms set forth on Exhibit A apply solely to Affected Loans on and after the Effective Date. For the avoidance of doubt, to the extent provisions in the Existing Credit Agreement apply to Affected Loans and such provisions are not specifically addressed by Exhibit A, such provisions in the Existing Credit Agreement shall continue to apply to Affected Loans both before and after the Effective Date. In the event of a conflict between the terms of this Amendment and the terms of the Existing Credit Agreement or any other Loan Document, the terms of this Amendment shall govern and control. For the further avoidance of doubt (i) the provisions of this Amendment supersede and govern any provisions of the Existing Credit Agreement relating to benchmark replacements for Credit Extensions in U.S. Dollars as they apply on and after the Effective Date, and (ii) the execution and delivery of this Amendment by the parties hereto shall be deemed to satisfy and discharge any and all requirements under the Existing Credit Agreement for notices to be furnished to any party to the Existing Credit Agreement in connection with the replacement of any benchmark applicable to Affected Loans, as contemplated by this Amendment.

(b)             Notwithstanding anything in the contrary in the Amended Credit Agreement, from and after the date hereof and until the Effective Date, the only Interest Period available to the Borrower shall be one (1) month.

(c)             Effective as of the Effective Date, Section 2.15(a)(ii) of the Existing Credit Agreement shall be amended by deleting the second parenthetical therein which begins as follows: “(except any such reserve requirement reflected in the LIBO Rate…)”.

(d)             For the avoidance of doubt from and after the date hereof until the Effective Date, the Borrower may continue to borrow Revolving Loans under the LIBO Rate Option and continue Revolving Loans and Term Loans under or convert Revolving Loans and Term Loans to the LIBO Rate Option as provided in the Existing Credit Agreement, provided that the only Interest Period available to the Borrower during such period shall be one (1) month. From and after the Effective Date, no new Revolving Loans may be advanced under the LIBO Rate Option and instead may be SOFR Credit Extensions and may have an Interest Period of one (1), three (3) or six (6) months, in each case on and subject to the terms provided in Exhibit A. In addition, any Revolving Loans and Term Loans bearing interest at the LIBO Rate (as defined in the Existing Credit Agreement) outstanding on the Effective Date shall continue to bear interest after the Effective Date at the LIBO Rate for the Interest Period (as defined in the Existing Credit Agreement) in effect for such outstanding Loan immediately before giving effect to this Amendment (plus the Applicable Rate) and at the end of the applicable Interest Period for any such outstanding Loan, the Borrower shall either (i) convert such Loan to bear interest at the Alternate Base Rate or the Term SOFR Rate (plus in each case the Applicable Rate) in accordance with the terms of the Amended Credit Agreement or (ii) repay such Loan in full in accordance with the terms of the Amended Credit Agreement.

2.             Affirmations and Reaffirmations (a) Each of the Loan Parties hereby (i) ratifies and affirms all the provisions of the Existing Credit Agreement and the other Loan Documents as amended hereby, including the Amended Credit Agreement, (ii) agrees that the terms and conditions of the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect as amended hereby (including the Amended Credit Agreement) and that all of its obligations thereunder are valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and (iii) acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums currently owing under the Amended Credit Agreement and the other Loan Documents or the enforcement of any of the terms or conditions thereof and agrees to be bound thereby and perform thereunder.

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(b)             Each Loan Party hereby (i) acknowledges and agrees that the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties under the Security Documents are in full force and effect, constitute valid and perfected Liens and security interests on the Collateral having priority over all other Liens and security interests on the Collateral, except to the extent permitted under the Amended Credit Agreement and the other Loan Documents, and are enforceable in accordance with the terms of the applicable Security Documents (including, without limitation, the Collateral Agreement and the IP Security Agreements), and will continue to secure the Secured Obligations, including the obligations under the Amended Credit Agreement and the other Loan Documents, (ii) reaffirms all of its obligations owing to the Administrative Agent and the Lenders under the Security Documents and (iii) acknowledges and agrees that the Security Documents shall continue to constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with their terms.

(c)             Each Loan Party (other than the Borrower) hereby (i) confirms and ratifies that all of its obligations as a Guarantor shall continue in full force and effect for the benefit of the Administrative Agent and the Secured Parties with respect to the Secured Obligations, including the obligations under the Amended Credit Agreement and the other Loan Documents and (ii) irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations.

3.             Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to each Lender and the Administrative Agent that the following statements are true and correct:

(a)             There exists no Default or Event of Default under (i) the Existing Credit Agreement immediately before giving effect to this Amendment or (ii) the Amended Credit Agreement immediately after giving effect to this Amendment;

(b)             Immediately before and after giving effect to this Amendment, the representations and warranties of the Loan Parties provided in the Loan Documents are true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof (except to the extent that such representations and warranties relate to an earlier date in which case such representations and warranties that expressly relate to an earlier date are true and correct in the case of such representations and warranties qualified by materiality, in all respects, and otherwise in all material respects, as of such earlier date).

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(c)             The execution and delivery of this Amendment by and on behalf of each Loan Party party hereto and the performance by the Loan Parties of this Amendment has been duly authorized by all requisite action on its behalf, and this Amendment constitutes the legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless whether considered in a proceeding in equity or at law; and

(d)             No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment (except for those which have been obtained on or prior to the date hereof).

4.             Conditions Precedent. This Amendment shall become effective on the date that the Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Borrower, (ii) the Subsidiary Loan Parties, (iii) the Administrative Agent, and (iv) the Lenders.

5.             Limited Effect. Except as expressly provided herein, the Existing Credit Agreement and the other Loan Documents shall continue to be, and shall remain unaltered and in full force and effect in accordance with their terms.

6.             Integration. This Amendment constitutes the sole agreement of the parties with respect to the terms hereof and shall supersede all oral negotiations and the terms of prior writings with respect thereto. From and after the date hereof, all references in the Amended Credit Agreement and each of the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Amended Credit Agreement. This Amendment shall constitute a Loan Document for all purposes under the Amended Credit Agreement and each of the other Loan Documents.

7.             Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.             No Novation. It is the intention of the parties hereto that this Amendment shall not constitute a termination of the Existing Credit Agreement, nor shall it extinguish the obligations for the payment of any Secured Obligations and/or any amounts due under the Existing Credit Agreement, or discharge or release (a) the performance of any party or (b) the attachment, creation or priority of any security interest or other Lien granted under the Collateral Agreement or any other Security Document (including the IP Security Agreements). It is the intention of the parties hereto that nothing herein contained or in the Credit Agreement shall be construed as a substitution, novation, release or discharge of (a) any of the Loans or other obligations outstanding under the Existing Credit Agreement or (b) any of the Secured Obligations outstanding under the Collateral Agreement, each of which shall remain in full force and effect, except to any extent modified hereby. It is the intention of the parties hereto that, except as expressly set forth in this Amendment, all such security interests and Liens granted under the Collateral Agreement and the other Loan Documents (including the security interests and Liens granted under the Collateral Agreement and the IP Security Agreements) shall continue in full force and effect as amended, supplemented or otherwise modified herein.

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9.             Further Assurances. Each of the Borrower and each other Loan Party agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Amendment.

10.          Miscellaneous.

(a)             Expenses. The Loan Parties jointly and severally agree to pay all of the Administrative Agent’s reasonable out-of-pocket fees and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

(b)             GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

(c)             Successor and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(d)             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail or other electronic transmission (including in portable document format (PDF) or otherwise) shall be effective as delivery of an original executed counterpart of this Amendment.

(e)             Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(f)             Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

[Signatures to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:	BENTLEY SYSTEMS, INCORPORATED, as Borrower

	By:	/s/ Werner Andre
Name: Werner Andre
Title: Chief Financial Officer

SUBSIDIARY LOAN PARTIES:	BENTLEY SOFTWARE, INC.
BENTLEY SYSTEMS INTERNATIONAL HOLDINGS, INC.
COHESIVE SOLUTIONS, LLC
ONTRACKS ENTERPRISES, INC.
SENSEMETRICS, LLC
SPIDAWEB LLC
IMAGO INC., each as a Guarantor

	By:	/s/ Werner Andre
Name: Werner Andre
Title: Authorized Officer

ADMINISTRATIVE AGENT:	PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

	By:	/s/ Michael P. Dungan
Name: Michael P. Dungan
Title: Senior Vice President

[Signature Page to Sixth Amendment]

LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as Swingline Lender and Lender

	By:	/s/ Michael P. Dungan
Name: Michael P. Dungan
Title: Senior Vice President

[Signature Page to Sixth Amendment]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Richard R. Powell
Name: Richard R. Powell
Title: Senior Vice President

[Signature Page to Sixth Amendment]

TD BANK, N.A., as Lender

By:	/s/ Richard A. Zimmerman
Name: Richard A. Zimmerman
Title: Managing Director

[Signature Page to Sixth Amendment]

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/ Randy Chung
Name: Randy Chung
Title: Senior Vice President

[Signature Page to Sixth Amendment]

M&T BANK, as Lender

By:	/s/ Donna J. Emhart
Name: Donna J. Emhart
Title: Senior Vice President

[Signature Page to Sixth Amendment]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Lender

By:	/s/ James A. Gise
Name: James A Gise
Title: Senior Vice President

[Signature Page to Sixth Amendment]

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Brian P. Fox
Name: Brian P. Fox
Title: Senior Vice President

[Signature Page to Sixth Amendment]

MIZUHO BANK, LTD., as Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

[Signature Page to Sixth Amendment]

EXHIBIT A
TO SIXTH AMENDMENT
(See Attached)

EXHIBIT A TO

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

Article I.                 Definitions, Etc.

Section 1.1              Defined Terms. The following terms shall have the following meanings for purposes of this Amendment, including without limitation, this Exhibit A, and the provisions contained herein:

“Amended Agreement” means the Existing Agreement, as amended pursuant to this Amendment.

“Amended Documents” means the Existing Documents, as amended pursuant to this Amendment.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to the Amended Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of Section 5.1(d) of this Exhibit A.

“Base Rate Credit Extension” means a Credit Extension nominally based on a “Base Rate”, “Alternate Base Rate”, “Alternative Base Rate”, “ABR” or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of Article III of this Exhibit A, USD LIBOR but which term, immediately prior to giving effect to the provisions of Article III of this Exhibit A, would have included a component based on USD LIBOR.

“Benchmark” means, initially, SOFR and the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to a then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.1(d) of this Exhibit A. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)             the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment;

(2)             the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Amended Agreement and the other Amended Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)             in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)             in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark available under the Amended Agreement (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)             a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)             a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)             a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Amended Agreement and under any Amended Document in accordance with Section 5.1(d) of this Exhibit A and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Amended Agreement and under any Amended Document in accordance with Section 5.1(d) of this Exhibit A.

“Conforming Changes” means, with respect to the Term SOFR Rate (or, with respect to a Swingline Loan other than under the Cash Management Agreements, Daily Simple SOFR) or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” (or other applicable provision regarding interest periods available), the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate (or, with respect to a Swingline Loan other than under the Cash Management Agreements, Daily Simple SOFR) or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate (or, with respect to a Swingline Loan other than under the Cash Management Agreements, Daily Simple SOFR) or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the Amended Agreement and the other Amended Documents).

“Credit Extension” means any extension of credit of any type denominated in U.S. Dollars under the Existing Agreement, the Amended Agreement, any other Existing Document or any other Amended Document, whether characterized as a loan, term loan, revolving loan, swingline loan, daylight overdraft loan, bid loan, advance, borrowing, credit extension, letter of credit or other financial accommodation, and whether constituting a new extension of credit, the renewal, extension of the expiry date or reinstatement or increase in the amount of an existing extension of credit or a conversion or continuation of an existing extension of credit.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Existing Documents” means the Existing Credit Agreement and the other Loan Documents as in effect immediately prior to the date of this Amendment.

“Floor” means the benchmark rate floor, if any, provided in the Amended Agreement initially (as of the execution of the Amended Agreement, the modification, amendment or renewal of the Amended Agreement or otherwise) with respect to the Term SOFR Rate or Daily Simple SOFR, as applicable, or if no floor is specified, zero (0).

“Interest Period” means “Interest Period”, “LIBOR Period” or any other analogous or similar term set forth in the Existing Agreement or any other applicable Existing Document describing the period during which a Credit Extension bears interest with reference to a specific setting, calculation or determination of a benchmark rate; provided that such term shall be modified on the Effective Date so that (a) such term shall refer to the Term SOFR Rate in lieu of the LIBOR Rate and (b) the only tenors available pursuant to such term shall be one, three or six months.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

“LIBOR Rate” means any term defined in the Existing Agreement or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment, however phrased, referring to USD LIBOR, including by way of example applicable terms phrased as “Adjusted LIBO Rate”, “Adjusted LIBOR Rate”, “LIBO Base Rate”, “LIBO Rate”, “LIBOR Rate”, “LIBOR”, “Eurodollar Rate”, “Eurodollar Base Rate”, “Eurocurrency Rate”, “One-Month LIBOR” or “Daily LIBOR Rate”.

“Official Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” means, ten (10) basis points (0.10%).

“SOFR Credit Extension” means any Credit Extension bearing interest or incurring fees, commissions or other amounts based on the Term SOFR Rate plus the SOFR Adjustment, but excluding any Base Rate Credit Extension.

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” means, for any calculation with respect to any SOFR Credit Extension, for any Interest Period, the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Period.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. Dollars.

“USD LIBOR Credit Extension” means a Credit Extension bearing interest or incurring fees, commissions or other amounts based on a USD LIBOR rate that is held constant for a specifically designated period of time and is not reset on a daily or substantially daily basis, but excluding any Base Rate Credit Extension.

“USD LIBOR Related Definition” means any term defined in the Existing Agreement or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment on the Effective Date, however phrased, solely relating to the determination, administration or calculation of USD LIBOR, including by way of example any instances of the LIBOR Rate and other applicable terms phrased as “Eurodollar Reserve Percentage”, “Eurocurrency Reserve Percentage”, “LIBOR Determination Date” and “LIBOR Reset Date”. “USD LIBOR Related Definition” does not include any term such as “Base Rate”, “Alternate Base Rate”, “Alternative Base Rate”, “ABR” or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of Article III of this Exhibit A, USD LIBOR, even if such term, immediately prior to giving effect to the provisions of Article III of this Exhibit A, would have included a component based on USD LIBOR.

“U.S. Dollars” means the lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 1.2              Definitions. The Existing Agreement and each other applicable Existing Document (if any) are each hereby amended on and as of the Effective Date to incorporate the definitions set forth in Section 1.1 of this Exhibit A, mutatis mutandis, including as a result of the effectiveness of this Amendment. If the Existing Agreement or any other Existing Document as in effect immediately prior to giving effect to the provisions of this Amendment already defines any term defined in Section 1.1 of this Exhibit A, the definition in Section 1.1 of this Exhibit A shall on and as of the Effective Date (x) to the extent that such definition also relates to Loans other than Affected Loans, supplement such definition in the Existing Agreement or such other Existing Document; and (y) to the extent that such definition relates solely to Affected Loans, supersede such definition in the Existing Agreement or such other Existing Document solely with respect to Affected Loans.

Section 1.3              Rules of Construction. For the avoidance of doubt, if and to the extent that the Existing Agreement or any other Existing Document does not, immediately prior to the effectiveness of this Amendment, include any provision or term that would be modified pursuant to any provision of Article II or Article III of this Exhibit A, such provision of Article II or Article III of this Exhibit A shall be disregarded to such extent.

Section 1.4              SOFR Notification. Section 5.1(d) of this Exhibit A provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Reference Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Reference Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.

Section 1.5              Conforming Changes Relating to SOFR. With respect to the Term SOFR Rate (or Daily Simple SOFR), the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in the Amended Agreement or any other Amended Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Existing Agreement, Amended Agreement, this Amendment, the Amended Documents, or any other Existing Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

Article II.              Discontinuance of USD LIBOR.

Section 2.1              Credit Extensions.

(a)           On and after the Effective Date, notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, whether or not USD LIBOR is operational, reported, published on a synthetic basis or otherwise available in the market as of the Effective Date, subject to Article IV of this Exhibit A: (i) no USD LIBOR Credit Extension shall be available, requested or made thereunder, (ii) any request to convert an existing Credit Extension to a USD LIBOR Credit Extension shall be ineffective, and (iii) any request for a new USD LIBOR Credit Extension, or to continue, renew, extend, reinstate or increase an existing USD LIBOR Credit Extension as a USD LIBOR Credit Extension, shall be ineffective.

(b)           Any request for a USD LIBOR Credit Extension that is pending on the Effective Date will be deemed to have converted into a request for a SOFR Credit Extension.

Section 2.2              USD LIBOR Related Definitions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, subject to the provisions of Article IV of this Exhibit A, from and after the Effective Date, the USD LIBOR Related Definitions shall be deleted from the Existing Agreement and each other applicable Existing Document and of no further force or effect.

Section 2.3              Optional Currency Swingline Loans. For the sake of clarity and notwithstanding anything to the contrary herein, this Amendment shall not apply to Optional Currency Swingline Loans, and this Amendment shall instead apply only to Credit Extensions in U.S. Dollars, in each case other than this Section 2.3; provided that, notwithstanding anything to the contrary in the Existing Agreement, the Borrower may not borrow any Swingline Loans in an Optional Currency without the express written consent of the Swingline Lender in its sole discretion.

Article III.              New Credit Extensions.

Section 3.1              Modification to LIBOR Rate Definitions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, subject to the provisions of Article IV of this Exhibit A, from and after the Effective Date:

(a)           any usage of “LIBO Rate”, “LIBOR Rate” or other analogous or similar term referring to a USD LIBOR Credit Extension (other than (i) as used in a USD LIBOR Related Definition that has been deleted pursuant to the terms of this Exhibit A or a benchmark replacement provision or (ii) as used in connection with a Base Rate Credit Extension) in the Existing Agreement or any other Existing Document, as applicable, shall be deleted and of no further force or effect, and the phrase “Term SOFR Rate plus the SOFR Adjustment” shall be inserted in lieu thereof,

(b)           any usage of “Daily LIBOR Rate” or other analogous or similar term referring to a Swingline Loan bearing interest at the Daily LIBOR Rate (other than under the Cash Management Agreements) (other than as used in a USD LIBOR Related Definition that has been deleted pursuant to the terms of Exhibit A or a benchmark replacement provision) in the Existing Agreement or any other Existing Document, as applicable, shall be deleted and of no further force or effect, and the phrase “Daily Simple SOFR plus the SOFR Adjustment” shall be inserted in lieu thereof,

(c)           to the extent that, immediately prior to giving effect to the provisions of this Exhibit A, the Existing Agreement or any other Existing Document required or permitted the request, making and maintenance of any type of Credit Extension as a USD LIBOR Credit Extension, that type of Credit Extension shall be available, and may be requested, made and maintained, as a SOFR Credit Extension, subject to satisfaction of the applicable provisions (including conditions precedent to Credit Extensions) of the Amended Agreement and any other applicable Amended Document,

(d)           any term or provision of the Existing Agreement or any other Existing Document (other than as used in a USD LIBOR Related Definition that has been deleted pursuant to the terms of this Exhibit A) that refers or is applicable to a USD LIBOR Credit Extension immediately prior to giving effect to the provisions of this Amendment on the Effective Date shall refer to and be applicable to a SOFR Credit Extension, unless, and to the extent that, such term or provision is expressly superseded or otherwise modified by this Amendment, in which case, such term or provision shall to such extent be construed as so superseded or otherwise modified as set forth in this Amendment, and

(e)           references in the Loan Documents to “Eurocurrency” and “Eurocurrency Loans” in connection with any Revolving Loans or Term Loans shall be amended to be references to “Term SOFR” and “Term SOFR Loans”, respectively.

Section 3.2              Modification to Base Rate Credit Extension. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, whether or not USD LIBOR is operational, reported, published on a synthetic basis or otherwise available in the market as of the Effective Date, from and after the Effective Date, any usage of USD LIBOR in a component of a Base Rate Credit Extension (excluding the related spread) shall be deleted and of no further force or effect, and Daily Simple SOFR shall be inserted in lieu thereof.

Section 3.3              SOFR Conventions and Provisions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, from and after the Effective Date, subject to Article IV of this Exhibit A, the Existing Agreement and each other applicable Existing Document are each hereby amended to incorporate the following provisions:

(a)           London Business Days. To the extent that any term or provision of the Existing Agreement or any other Existing Document refers to the term “Business Day”, “Banking Day”, “business day” or other analogous or similar term or provision defining generally the days on which banks are deemed to be open for business, such term or provision is modified: (i) to delete any provision therein referencing London, the United Kingdom or the London interbank market to the extent that any such term or provision relates primarily to the use or administration of USD LIBOR; and (ii) when used in connection with an amount that bears interest at a rate based on the Term SOFR Reference Rate (or, with respect to a Swingline Loan other than under the Cash Management Agreements, SOFR) or any direct or indirect calculation or determination of the Term SOFR Reference Rate or SOFR, to require that any such day is also a U.S. Government Securities Business Day.

(b)           Types of Credit Extension. To the extent that the Existing Agreement or any other Existing Document categorizes Credit Extensions generally or by definition by type of benchmark rate that applies to such Credit Extensions, a SOFR Credit Extension shall constitute a type of Credit Extension, and any such definition shall be deemed to include SOFR Credit Extensions.

(c)           Notice Periods. Any provision under the Existing Agreement or any other Existing Document that required, immediately prior to giving effect to the provisions of Article II of this Exhibit A, the Borrower to provide notice to the Administrative Agent of any borrowing, continuation, renewal, extension, reinstatement, increase, conversion or prepayment of any USD LIBOR Credit Extension shall be deemed, in each case, to require notice thereof with respect to a SOFR Credit Extension in lieu of such USD LIBOR Credit Extension.

(d)           Breakage Provisions. Any requirement in the Existing Agreement or any other Existing Document for the Borrower to compensate any Lender for losses resulting from any assignment, continuation, conversion, payment or prepayment of any USD LIBOR Credit Extension other than on the last day of the Interest Period applicable thereto or from any failure to borrow, convert, continue or prepay any USD LIBOR Credit Extension on the date or in the amount notified by the Borrower, shall be deemed to be applicable to any SOFR Credit Extension.

(e)           Regulation D. Any provision in the Existing Agreement or any other Existing Document that constitutes a requirement for the Borrower to compensate any Lender for any increased cost incurred as a result of a change of law, or any interpretation thereof, or any other analogous or similar yield maintenance provision shall be modified mutatis mutandis to include, as a cost or expense subject to such provisions, without limitation, any cost or expense incurred by such Lender with respect to its Credit Extensions under the Amended Agreement and the other Amended Documents in compliance with regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System of the United States, as in effect from time to time and all official rulings and interpretations thereunder or thereof).

(f)            London Interbank Market. With respect to any Credit Extension in U.S. Dollars, any reference in the Existing Agreement or any other Existing Document to the London interbank market, London interbank eurodollar market or other analogous or similar term shall be disregarded and, to the extent that such reference operates as a limitation on, or qualification of, the applicability of another provision, such limitation or qualification will be deemed removed.

Article IV.              Delayed Rate Switch for Prior Periodic USD LIBOR Credit Extensions.

Section 4.1              The provisions in the other Articles of this Exhibit A shall not apply with respect to (a) any USD LIBOR Credit Extension that is outstanding that bears interest with reference to a USD LIBOR rate that (i) is or was set prior to the Effective Date and (ii) is held constant for a specifically designated interest period and is not reset on a daily or substantially daily basis (disregarding daycount, weekend or holiday conventions); provided that, such USD LIBOR Credit Extension shall only continue in effect until the expiration of the then current Interest Period for such USD LIBOR Credit Extension, and (b) any retroactive margin, yield, fee or commission increases available to the Administrative Agent or the Lenders as a result of any inaccuracy in any financial statement or compliance certificate that, if corrected, would have led to the application of a higher interest margin or yield with respect to any USD LIBOR Credit Extension (or any Swingline Loan other than under the Cash Management Agreements) or any higher fee or commission for any applicable period.

Section 4.2              The USD LIBOR Related Definitions and provisions with respect to items described in Section 4.1 of this Exhibit A (as in effect immediately prior to giving effect to the provisions of this Amendment on the Effective Date) shall not be deleted and shall continue in effect solely as necessary to effect the provisions set forth in Section 4.1.

Article V.              Additional Provisions.

Section 5.1              Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.

(a)           Unascertainable; Increased Costs. If, on or after the Effective Date:

(i)              the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate (or Daily Simple SOFR) cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate (or Daily Simple SOFR, as applicable) (including, without limitation, changes in national or international financial, political or economic conditions), or

(ii)             the Majority in Interest of the Lenders of the affected Class determines that for any reason in connection with any request for a Credit Extension or a conversion thereto or a continuation thereof that the Term SOFR Rate for any requested Interest Period with respect to a proposed SOFR Credit Extension does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Credit Extension, and the Majority in Interest of the Lenders of such Class provides notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 5.1(c) of this Exhibit A.

(b)           Illegality. If on or after the Effective Date any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Credit Extension, or the determination or charging of interest rates based on the Term SOFR Rate (or, with respect to Swingline Loans, Daily Simple SOFR), has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 5.1(c) of this Exhibit A.

(c)           Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 5.1(a) of this Exhibit A, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 5.1(b) of this Exhibit A, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.

(i)              Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a SOFR Credit Extension (to the extent of the affected SOFR Credit Extension or Interest Periods) shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

(ii)             If at any time the Administrative Agent makes a determination under Section 5.1(a) of this Exhibit A, then (a) if the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Credit Extension that has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Credit Extension in the amount specified therein, and (b) any outstanding Credit Extensions shall be converted into a Base Rate Credit Extension, (i) in the case of a SOFR Credit Extension, at the end of the applicable Interest Period, and (ii) in all other cases, immediately.

(iii)            If any Lender notifies the Administrative Agent of a determination under Section 5.1(b) of this Exhibit A, the Borrower shall, subject to the Borrower’s indemnification obligations under the Amended Agreement, as to any Credit Extension of the Lender which is a SOFR Credit Extension, on the date specified in such notice either convert such SOFR Credit Extension to a Base Rate Credit Extension or prepay such SOFR Credit Extension in accordance with the Amended Agreement. Absent due notice from the Borrower of conversion or prepayment, such Credit Extension shall automatically be converted to a Base Rate Credit Extension upon such specified date.

(d)           Benchmark Replacement Setting.

(i)             Benchmark Replacement. Notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or after the Effective Date and prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes under the Amended Agreement and under any Amended Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, the Amended Agreement or any other Amended Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes under the Amended Agreement and under any Amended Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, the Amended Agreement or any other Amended Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(ii)             Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Amended Agreement, this Amendment or any other Amended Document.

(iii)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.1(d) of this Exhibit A, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to the Amended Agreement, this Amendment or any other Amended Document except, in each case, as expressly required pursuant to this Section 5.1(d) of this Exhibit A.

(iv)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document, at any time after the Effective Date (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)             Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for, conversion to or continuation of a loan to be made, converted or continued at the then-current Benchmark during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an advance or conversion to a Base Rate Credit Extension. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of any Base Rate Credit Extension based upon such then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination thereof.